Exhibit 3.24(c)

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:	Superior Redi-Mix, Inc.

2.	The identification number assigned by the Bureau is:	026542

3.	Article 1 of the Articles of Incorporation is hereby amended to read as follows:

	The name of the corporation is hereby changed to:

	Superior Materials, Inc.

COMPLETE ONLY ONE OF THE FOLLOWING:

4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the          day of                         ,             , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this          day of                         ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 31st day of March, 2002, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

☐	at a meeting the necessary votes were cast in favor of the amendment.

☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☐	by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.

☐	by the board of a profit corporation pursuant to section 611(2).

Profit Corporations and Professional Service Corporations		Nonprofit Corporations

Signed this 31st day of March, 2002		Signed this day of ,

By	/s/ Charles W. Sommer	By

	(Signature of an authorized officer or agent)	(Signature President, Vice-President, Chairperson or Vice-Chairperson)

Charles W. Sommer, Vice President

	(Type or Print Name)	(Type or Print Name)